Exhibit 10.2

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the             day of             , 2011, by and between MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and CAPELLA EDUCATION COMPANY, a Minnesota corporation (“Tenant”).

Recitals and Preliminary Statement of Facts:

A. Landlord (as successor in interest to 601 Second Avenue Limited Partnership) and Tenant are parties to that certain Office Lease dated February 23, 2004 (the “Original Lease”), which Original Lease was amended by instruments dated May 16, 2006 (the “First Amendment”), March 17, 2008 (the “Second Amendment”), June 10, 2009 (the “Third Amendment”) and June 25, 2010 (the “Fourth Amendment”; the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, hereinafter collectively, the “Lease”). Pursuant to the Lease, Tenant currently leases from Landlord approximately 426,165 square feet of Rentable Area of office space (the “Current Premises”) on the 5th through 11th floors, inclusive, in the building commonly known as the Park Building and defined herein as the “Building”, and on the 4th through 11th floors, inclusive, and on the 15th floor, in the building commonly known as Capella Tower and defined herein as the “Tower”, all of the foregoing located at 225 South Sixth Street, Minneapolis, Minnesota (the “Project”).

B. Pursuant to the terms of the Fourth Amendment, on or before August 1, 2011, Landlord was to deliver possession to Tenant of an additional 55,020 square feet of Rentable Area on the 12th floor of each of the Building and the Tower (defined in the Fourth Amendment and herein as the “Twelfth Floor Expansion Space”). Notwithstanding the foregoing, Tenant has determined that it no longer desires to lease the Twelfth Floor Expansion Space and, with respect to the Twelfth Floor Expansion Space only, the parties hereto are willing to declare the terms and provisions of the Fourth Amendment null and void except as expressly set forth in this Amendment.

C. The Lease by its terms will expire on October 31, 2015, and the parties desire to extend the Term of the Lease with respect to the Current Premises (defined below) and otherwise amend the Lease subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Covenants:

1. Relinquishment of Rights with Respect to Twelfth Floor Expansion Space; Fourth Amendment Applicable Improvement Allowance.

1.1 The parties hereto acknowledge and agree that with respect to the Twelfth Floor Expansion Space only, the terms and provisions of the Fourth Amendment are null and void and of no further force or effect, including without limitation, any and all rights of Tenant to the Fourth Amendment Applicable Improvement Allowance (as defined in Section 2 of the Fourth Amendment) that was allocable to the Twelfth Floor Expansion Space.

1.2 Tenant shall have no obligation to repay to Landlord (a) that portion of the Fourth Amendment Applicable Improvement Allowance in the amount of $294,022.01 that was allocable to the Twelfth Floor Expansion Space but which was tendered to Tenant in connection with Fourth Floor Expansion Space (as defined in Section 2 of the Fourth Amendment) pursuant to Section 7 of the Fourth Amendment, or (b) the portion of the commissions paid to the Amendment Brokers (as defined in Section 13 of the Fourth Amendment) and allocable to the Twelfth Floor Expansion Space.

1.3 Landlord acknowledges that carpeting was purchased with some of the Fourth Amendment Applicable Improvement Allowance and that some of such carpeting that has not been installed in the Current Premises is being stored for future use at Target Commercial Interiors. Such carpeting shall be installed by Tenant in accordance with Section 12 of the Original Lease during the New Term or any extension thereof, either in the Current Premises or in any future expansion space belonging to Tenant in the Building or the Tower.

2. Extension of Lease Term. With respect to the Current Premises (for purposes of the Lease, the “Premises”), the Term of the Lease is hereby extended for a period of three (3) years beginning on November 1, 2015, and ending on October 31, 2018 (the “New Term”). Any reference to “Term” in the Lease or in any Exhibit thereto shall mean the Term as extended by the New Term, and as the Term of the Lease may be further extended or renewed pursuant to Exhibit G (as amended pursuant to Section 7 below).

3. “As Is” Condition. Tenant acknowledges that it is in possession of the Current Premises and agrees to accept the same in its “as is” condition. Tenant further acknowledges that Landlord shall not be obligated to make any improvements to any of the Current Premises and that Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto, except as otherwise provided in Section 4 of this Amendment.

4. Improvement Allowance.

4.1 To help pay for those costs which are incurred by Tenant in designing and constructing those improvements which Tenant desires to make to the Office Premises (the “Office Premises Improvements”), on or after July 1, 2014, but upon no less than ninety (90) days prior written notice by Tenant to Landlord, Landlord shall make available to Tenant an “Office Premises Improvement Allowance” in the amount of Two Dollars ($2.00) per square foot of the Rentable Area of the Office Premises. “Office Premises” means the Current Premises but excluding the 15th Floor Expansion Space (as defined in Section 2 of the Third Amendment), and as of the date of this Amendment is deemed to be 425,032 square feet of Rentable Area. Landlord shall disburse the Office Premises Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting invoices for actual costs incurred and lien waivers from all material contractors and subcontractors delivered one month in arrears; it being agreed, however, that Landlord shall not be required to disburse any portion of the Office Premises Improvement Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the Office Premises Improvements exceeds the amount of the Office Premises Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If Tenant has not submitted requisitions covering all of the Office Premises Improvement Allowance on or before June 30, 2015 (the “Office Premises Improvement Allowance Expiration Date”), then any portion of the Office Premises Improvement Allowance that is unutilized as of the Office Premises Improvement Allowance Expiration Date shall be applied as a credit against the next installments of Rent due under the Lease. Landlord shall be permitted to offset against any Office Premises Improvement Allowance any amounts past due to Landlord by Tenant under the Lease.

4.2 The Office Premises Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the Office Premises Improvement Allowance shall be owned by Landlord. When Tenant submits a draw request and other supporting materials to Landlord requesting an advance of funds under the Office Premises Improvement Allowance (each, an “Advance”), Tenant shall in writing advise Landlord whether the check (or checks) in the amount of the requested Advance should be payable to Tenant and/or to one or more of Tenant’s contractors. If Tenant requests that a check for any Advance be made payable to any of Tenant’s contractors, Landlord shall nonetheless deliver such check to Tenant, so that Tenant may deliver the check to the relevant contractor. Promptly following disbursement in full of any Office Premises Improvement Allowance, Tenant will submit to Landlord a statement indentifying the categories of work with respect to which the Office Premises Improvement Allowance was disbursed, allocating to one or more of such categories of work amounts (in the aggregate) equal to the total of the Advances made by Landlord under the Office Premises Improvement Allowance. Landlord will execute and return such statement within twenty (20) days after submission by Tenant. If Landlord fails to execute and return such statement and allocation to Tenant within said twenty (20) day period, Landlord shall be conclusively deemed to have agreed with such statement. If Landlord fails to pay any portion of the Office Premises Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

4.3 Any Office Premises Improvements that Tenant elects to make shall be completed in accordance with Sections 9 and 10 of the Second Amendment and the remainder of the Lease, except that Ted Campbell is hereby designated as Landlord’s Designated Representative and Liz Wong is hereby designated as Tenant’s Designated Representative.

5. Base Rent.

5.1 During the New Term, Tenant shall pay as monthly “Base Rent” for the Office Premises one-twelfth of the product of:

(a) Fourteen and 95/100 Dollars ($14.95) times the number of square feet of the Rentable Area of the Office Premises for the period beginning on November 1, 2015 and ending on October 31, 2016;

(b) Fifteen and 32/100 Dollars ($15.32) times the number of square feet of the Rentable Area of the Office Premises for the period beginning on November 1, 2016 and ending on October 31, 2017;

(c) Fifteen and 71/100 Dollars ($15.71) times the number of square feet of the Rentable Area of the Office Premises for the period beginning on November 1, 2017 and ending on October 31, 2018.

5.2 During the New Term, Tenant shall pay as monthly “Base Rent” for the 15th Floor Expansion Space one-twelfth of the product of Eight and 00/100 Dollars ($8.00) times the number of square feet of the Rentable Area of the 15th Floor Expansion Space. Further, the parties acknowledge and agree that the phrase “Lease Term” in the second sentence of Section 5 of the Third Amendment shall be deemed to mean the phrase “New Term,” and that the date “November 1, 2015” in such second sentence shall instead be “November 1, 2018.”

6. Tenant’s Additional Rent. Tenant shall remain obligated to pay Tenant’s Additional Rent for the Office Premises throughout the New Term. Tenant shall not be obligated to pay Tenant’s Additional Rent for the 15th Floor Expansion Space throughout the New Term, but the terms and provisions of Section 7 of the Third Amendment with respect to utilities and additional services provided to the 15th Floor Expansion Space shall remain in full force and effect.

7. Extension Options. Landlord and Tenant agree that, effective as of the date of this Amendment, both of Tenant’s extension options set forth in Section 15 and Exhibit G to the Second Amendment shall remain in full force and effect except that Exhibit G is revised as follows:

(a) any reference therein to the “First Extension Term” shall be deemed to be the “New Term”;

(b) Section 5(a)(i) through (iv), inclusive, is amended and restated as follows:

“(i) 104% of the Blended Annual Base Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2018, and ending on October 31, 2019 (the “First Year Base Rent”);

(ii) 104% of the First Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2019, and ending on October 31, 2020 (the “Second Year Base Rent”);

(iii) 104% of the Second Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2020, and ending on April 30, 2021; and

(iv) an amount equal to ninety five percent (95%) of the annual Market Base Rental Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on May 1, 2021, and ending on October 31, 2023; and”

(c) The date “October 31, 2020” shall replace the date “October 31, 2017” in both places in Section 5(b); and

(d) The date “October 31, 2018” shall replace the date “October 31, 2015” in the last grammatical paragraph of Section 5.

8. Additional Generator. The terms and provisions of Section 19 of the Second Amendment with respect to Tenant’s Additional Emergency Generator Equipment are deemed null and void and of no further force or effect.

9. Expansion Option. Exhibit I to the Fourth Amendment (entitled Expansion Option) is hereby deleted and replaced in its entirety with Exhibit I, which is attached to this Amendment.

10. Right of Offer. Section 14 of the Fourth Amendment with respect to Tenant’s Right of Offer is hereby deleted in its entirety. In lieu thereof, Exhibit J to the Second Amendment is revised as follows:

(a) The second sentence of Section 1 is amended and restated as follows:

“Notwithstanding the foregoing, the Right of Offer shall not apply to (i) the 4th floor of the Building until the 4th Floor Building Expansion Option (defined in Exhibit I to this Amendment) expires or (ii) the 15th floor of the Tower.”

(b) The following is hereby added to the definition of Available Space: “any space which is equal to or in excess of 10,000 square feet of Rentable Area within the Building upon the expiration of the rights of existing tenants to such space.”

11. Acknowledgement. Tenant hereby acknowledges that Tenant now has no extension, renewal, expansion, contraction or early termination rights (except for rights to terminate based on damage, condemnation or Landlord’s default and except as set forth in Section 10.10 of the Original Lease) or rights of first offer or refusal with respect to the Current Premises or any other space in the Project (each, a “Modification Right”) except for (i) the Extension Options set forth in Section 15 of the Second Amendment and Exhibit G attached to the Second Amendment (as modified pursuant to Section 7 above), (ii) the Expansion Option set forth in Section 9 of this Amendment and in Exhibit I attached to this Amendment, and (iii) the Right of Offer set forth in Section 17 of the Second Amendment and in Exhibit J attached to the Second Amendment (as modified pursuant to Section 10 above). Any provision in the Lease or in any Exhibits thereto that establishes or that might be interpreted to establish any other Modification Right is hereby deleted.

12. Brokers. Landlord and Tenant each warrant and defend to the other that it has not dealt with any broker in connection with this Amendment other than TEGRA Group and CB Richard Ellis (together, “Brokers”), and Landlord and Tenant each agrees to indemnify and save the other for its breach of this warranty and representation, which will survive the termination of the Lease Term. Landlord agrees to pay any commission due to Brokers as a result of this Amendment. The commission paid to CB Richard Ellis will be as set forth in a separate written agreement. Landlord agrees to pay or cause to be paid to TEGRA Group a commission in an amount equal to $3.00 per square foot of the Rentable Area of the Office Premises, due and payable within thirty (30) days following full execution and delivery of this Amendment.

13. Counterparts. This Amendment may be executed in counterparts and it shall be sufficient that the signature of each party appear in one or more of such counterparts. Signatures on this Amendment which are transmitted by facsimile or e-mail shall be valid for all purposes. Any party, however, shall deliver an original signature for this Amendment to the other party upon request.

14. Reference. Except as otherwise provided above, the Lease is ratified and confirmed and remains in full force and effect. All references in the Lease and this Amendment to the “Lease” or this “Lease” shall mean the Lease as amended by this Amendment.

15. Recitals. Recitals A through D above are incorporated herein by reference.

16. Successors and Assigns. This Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

17. Lender Consent and Confirmation. Landlord represents and warrants to Tenant that: (a) Landlord owns fee simple title to the Project, subject to a Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated August 16, 2006, recorded on August 17, 2006, as Document No. 4294846, in the Office of the Registrar of Titles in and for Hennepin County, Minnesota (the “Mortgage”); (b) the Mortgage is currently held by Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24 (“Mortgage Holder”); and (c) except for the Mortgage, the Landlord’s interest in the Project is not subject to any mortgages or monetary liens. Landlord agrees to obtain and deliver to Tenant as soon as reasonably possible, but in no event later than November 15, 2011, a Subordination, Non-Disturbance and Attornment Agreement (the “Mortgage Holder SNDA”), in the form attached hereto as Exhibit T, or with such changes thereto as are approved by Tenant, executed and acknowledged by the Mortgage Holder. If the Mortgage Holder SNDA is executed on behalf of the Mortgage Holder by a servicer or other third party purporting to act for and bind the Mortgage Holder, then the Mortgage Holder SNDA shall be accompanied by recordable evidence of the authority of such servicer or third party to so act for and bind the Mortgage Holder, which recordable evidence of authority shall be in form and substance acceptable to Tenant.

If Landlord shall fail to deliver to Tenant a recordable original of the Mortgage Holder SNDA (and, if applicable, recordable evidence of authority of any servicer or third party purporting to act for and bind the Mortgage Holder, as described above) by November 15, 2011, Tenant may by written notice to Landlord terminate this Amendment at any time on or before January 17, 2012, and upon any such termination, this Amendment shall be of no further force or effect, except that Landlord shall reimburse Tenant for the actual out-of-pocket costs and expenses incurred by Tenant in connection with this Amendment, including, without limitation, design fees, construction costs and expenses, attorneys’ fees and consultants’ fees.

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[signatures are set forth on the following two pages]

IN WITNESS WHEREOF, Landlord has executed this Amendment to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

This is a signature page to the Fifth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

IN WITNESS WHEREOF, Tenant has executed this Amendment to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:
Name:
Title:

This is a signature page to the Fifth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

EXHIBIT I

EXPANSION OPTION

1. Subject to the terms and conditions set forth herein, Landlord hereby grants to Tenant the option (the “4th Floor Building Expansion Option”) to add the 4th Floor Building Expansion Space (defined below) to the Premises. As used herein, the “4th Floor Building Expansion Space” shall mean the approximately 21,543 square feet of Rentable Area comprising the entirety of the Rentable Area of the 4th floor of the Building. Possession of the 4th Floor Building Expansion Space shall be delivered to Tenant on the first day of any month chosen by Landlord during the period from (and including) January 1, 2017 to (and including) April 1, 2017 (the “4th Floor Building Expansion Space Delivery Period”). Landlord shall give Tenant at least 60 days prior written notice of the date within the 4th Floor Building Expansion Space Delivery Period (the “4th Floor Building Expansion Space Delivery Date”) that Landlord anticipates to deliver the 4th Floor Building Expansion Space to Tenant, but a later delivery shall have no effect on Tenant’s obligations under the Lease as long as the 4th Floor Building Expansion Space Delivery Date occurs by April 1, 2017. If Landlord fails to deliver said written notice, then April 1, 2017 shall be the 4th Floor Building Expansion Space Delivery Date.

2. On and after March 1, 2015, Landlord may request in writing that Tenant provide to Landlord a preliminary, non-binding statement of Tenant’s then-current expectation as to whether Tenant (a) will exercise, (b) will not exercise, or (c) is unsure whether it will exercise, the 4th Floor Building Expansion Option (“Non-Binding Statement”). Landlord agrees that the Non-Binding Statement is intended to be a preliminary statement of expectations only and shall not be binding upon Tenant in any way; regardless of any expectation expressed by Tenant in the Non-Binding Statement, Tenant shall be free, in its sole and absolute discretion, to exercise, or to refrain from exercising, the 4th Floor Building Expansion Option in accordance with this Exhibit I. Tenant shall deliver the Non-Binding Statement to Landlord within ten (10) business days after Tenant’s receipt of the request for such statement from Landlord. Tenant’s failure to deliver the Non-Binding Statement in a timely manner shall not constitute a default under the Lease, and shall be treated by Landlord as an indication that Tenant is unsure whether it will exercise the 4th Floor Building Expansion Option. If Landlord wishes to confirm such undecided response, Landlord may do so by making further inquiry of Tenant.

3. Tenant shall have the right to exercise the 4th Floor Building Expansion Option by delivering written notice (“Tenant’s Expansion Notice”) of such election no later than December 1, 2015. Failure by Tenant to give timely notice of its exercise of the 4th Floor Building Expansion Option shall constitute Tenant’s decision not to exercise the 4th Floor Building Expansion Option, which shall thereupon automatically terminate; it being agreed that time is of the essence and timely notice shall be an express and agreed condition of such exercise.

4. The 4th Floor Building Expansion Space shall be added to the Premises and leased to Tenant upon the same terms and conditions of the Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) Tenant shall not be obligated to pay any Base Rent or Tenant’s Additional Rent for the 4th Floor Building Expansion Space until the earlier of (i) the date which is ninety (90) days after the date on which possession of the 4th Floor Building Expansion Space is delivered to Tenant, and (ii) the date on which Tenant takes occupancy of any portion of the 4th Floor Building Expansion Space for the conduct of its business (the “4th Floor Building Expansion Space Rent Commencement Date”); provided that from and after the date on which possession of the 4th Floor Building Expansion Space is delivered to Tenant, the 4th Floor Building Expansion Space shall be part of the Premises for all purposes of the Lease other than Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of the Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant’s representatives, employees, agents, and contractors);

(b) the Base Rent which Tenant shall pay for the 4th Floor Building Expansion Space shall be the same as the Base Rent as Tenant is obligated to pay from time to time for the Office Premises;

(c) Tenant shall accept the 4th Floor Building Expansion Space in its “as is” condition on the date that possession of the 4th Floor Building Expansion Space is delivered to Tenant; except that the 4th Floor Building Expansion Space shall be delivered in accordance with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed, and except that Landlord shall make an allowance available to Tenant in an amount equal to the product of $0.42 per square foot of the Rentable Area of the 4th Floor Building Expansion Space multiplied by the number of months from the 4th Floor Building Expansion Space Rent Commencement Date through and including the last month of the New Term (with the first month being prorated if the 4th Floor Building Expansion Space Rent Commencement Date does not fall on the first day of a calendar month), to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the 4th Floor Building Expansion Space (the “4th Floor Building Expansion Space Improvement Allowance”). For so long as Tenant is not in default under the Lease, Landlord shall disburse the 4th Floor Building Expansion Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting invoices for actual costs incurred and lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against any 4th Floor Building Expansion Space Improvement Allowance any amounts past due to Landlord by Tenant under the Lease. If the cost of those leasehold improvements which Tenant desires to make to the 4th Floor Building Expansion Space are less than the 4th Floor Building Expansion Space Improvement Allowance, or if Tenant has not submitted requisitions covering all of the 4th Floor Building Expansion Space Improvement Allowance on or before the date that is twelve months after the 4th Floor Building Expansion Space Rent Commencement Date, Tenant shall not be entitled to any credit, abatement or payment from Landlord with respect to such unutilized 4th Floor Building Expansion Space Improvement Allowance.

(d) The Term of the Lease for the 4th Floor Building Expansion Space shall expire upon the expiration of the Lease Term for the Current Premises;

(e) The 4th Floor Building Expansion Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the 4th Floor Building Expansion Space Improvement Allowance shall be owned by Landlord; and

(f) If Landlord fails to pay any portion of the 4th Floor Building Expansion Space Improvement Allowance which is properly due and payable, the unpaid amounts shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

5. Tenant shall have no right to exercise the 4th Floor Building Expansion Option if Capella Education Company has assigned the Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or if Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Current Premises other than to an Affiliate or in connection with a Permitted Transfer.

6. Tenant shall have no right to exercise the 4th Floor Building Expansion Option if on the date Tenant delivers Tenant’s Expansion Notice an Event of Default exists under the Lease and, if at any time after Tenant exercises the 4th Floor Building Expansion Option until the date on which Landlord is scheduled to deliver possession of the 4th Floor Building Expansion Space to Tenant, an Event of Default exists under the Lease, Landlord shall, in addition to any other rights which Landlord may have under the Lease, have the right to terminate Tenant’s right to lease the 4th Floor Building Expansion Space by giving Tenant written notice of such termination.

7. Landlord shall promptly after the 4th Floor Building Expansion Space Rent Commencement Date prepare a declaration confirming the 4th Floor Building Expansion Space Rent Commencement Date and the Rentable Area of the 4th Floor Building Expansion Space and deliver such declaration to Tenant. If such declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

8. Landlord shall not be liable for any delay in delivering or any failure to deliver possession of the 4th Floor Building Expansion Space to Tenant by reason of any holding over by any previous tenants or occupants of the same, nor shall such failure impair the validity of the Lease. Landlord shall, however, use all reasonable efforts to deliver possession of the 4th Floor Building Expansion Space in accordance with the provisions of this Exhibit I.

9. Tenant’s 4th Floor Building Expansion Option shall be independent of Tenant’s Right of Offer as the same is modified by this Amendment) and no failure by Tenant to exercise its Right of Offer with respect to any Available Space shall affect Tenant’s the 4th Floor Building Expansion Option.

EXHIBIT T

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LaSalle Bank

National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24

(“Lender”)

- and -

CAPELLA EDUCATION COMPANY

(“Tenant”)

- and –

MINNEAPOLIS 225 HOLDINGS, LLC

(“Landlord”)

Dated:             , 2011

Location: 225 South Sixth Street, Minneapolis, Minnesota

THIS INSTRUMENT WAS DRAFTED BY:

Faegre & Benson LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is entered into effective as of             , 2011, by and among Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, having an address c/o Wells Fargo Bank, N.A., 1320 Willow Pass Rd Suite 300, Concord, CA 94520 and its successors and assigns (collectively, “Lender”), Capella Education Company, a Minnesota corporation (“Tenant”), and Minneapolis 225 Holdings, LLC, a Delaware limited liability company, having an address at 225 South Sixth Street, Suite 2590, Minneapolis, Minnesota 55402 (“Landlord”).

RECITALS:

A. 601 Second Avenue Limited Partnership (“Original Landlord”), as Landlord, and Capella Education Company, as Tenant, entered into an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006, a Second Amendment to Lease dated March 17, 2008, a Third Amendment to Lease dated June 10, 2009, and a Fourth Amendment to Lease dated June 25, 2010 (as so amended, the “Existing Lease”) relating to certain premises (as may be modified from time to time, the “Premises”) situated in the office project which is now commonly known as 225 South Sixth in Minneapolis, Minnesota, and which is located on the real property that is legally described on Exhibit A attached hereto (the “Property”). The Original Lease is evidenced by a Memorandum of Lease dated March 10, 2004 and recorded on March 26, 2004 as Document No. 3938420 in the Office of the Registrar of Titles of Hennepin County, Minnesota (the “Original Memorandum”). The Original Memorandum was amended by the First Amendment to Memorandum of Lease dated March 17, 2008 and recorded on April 7, 2008 as Document No. 4485084 in the Office of the Registrar of Titles of Hennepin County, Minnesota.

B. Landlord purchased the Property from Original Landlord on August 17, 2006, in part with acquisition financing (the “Acquisition Loan”) that was obtained from Morgan Stanley Mortgage Capital, Inc. (the “Original Lender”).

C. The Acquisition Loan was secured by a Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated August 16, 2006, against the Property that was recorded on August 17, 2006, as Document No. 4294846, in the Office of the Registrar of Titles in and for Hennepin County, Minnesota (the “Mortgage”).

D. Lender acquired the Acquisition Loan from the Original Lender and Lender is now the present owner and holder of the Mortgage pursuant to an Assignment of Mortgage, Assignment of Leases and Rents, Fixture Financing Statement and Security Agreement and Assignment of Assignment of Leases and Rents dated October 31, 2006, which was recorded on February 9, 2007, as Document No. 4356462 in the Registrar of Titles Office in and for Hennepin County, Minnesota (such Loan now being identified as Loan No.:70-0401222).

E. Landlord and Tenant are entering into a Fifth Amendment to Lease with an effective date of             , 2011 (the “Fifth Amendment”), pursuant to which Landlord and Tenant have agreed to extend the Existing Lease and to modify the Existing Lease in various other respects, all as set forth in the Fifth Amendment (the Existing Lease as modified by the Fifth Amendment and as the same may be hereafter amended or modified is referred to in this Agreement as the “Lease”).

F. As a condition to making the Acquisition Loan, Tenant, Landlord and Original Lender executed a Non-Disturbance and Attornment Agreement dated August 8, 2006 (the “First NDA”).

G. Landlord, Tenant and Lender executed and recorded a Subordination, Non-Disturbance and Attornment Agreement dated as of March 18, 2008, and recorded on April 7, 2008 as Doc. No. 4485087 in the Office of the Registrar of Titles of Hennepin County, Minnesota (the “Second SNDA”), which replaced in its entirety the First NDA.

H. Landlord, Tenant and Lender executed and recorded a Subordination, Non-Disturbance and Attornment Agreement dated as of June 28, 2010 (the “Existing SNDA”), which replaced in its entirety the Second SNDA.

I. Landlord and Tenant are required under the Existing SNDA to obtain the Lender’s consent to the Fifth Amendment and Tenant has required, as a condition to its execution and delivery of the Fifth Amendment, that Lender execute this Agreement.

J. Landlord, Tenant and Lender have agreed that the Existing SNDA shall have no further force or effect and shall be replaced in its entirety with the provisions of this Agreement.

AGREEMENT:

For good and valuable consideration, Tenant, Lender and Landlord agree as follows:

1. Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Mortgage and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect, and (b) Tenant shall not be in default (after any applicable notice and cure period) of any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser became the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and shall have had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except to the extent that such offsets are otherwise expressly provided for under the Lease or were used to fund any Improvement Allowance under the Lease including interest thereon or to fund the repairs, maintenance or other actions which would otherwise be an obligation of Purchaser upon its acquisition of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Lender or Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease (except for Amendments to the Lease which are executed to memorialize rights granted in the Lease), or any voluntary surrender of the Premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest or (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including, without limitation, any extension rights), except as otherwise specifically provided in this Agreement.

4. Notice to Tenant. After notice is given to Tenant by Lender that (a) the Landlord is in default under the Mortgage, (b) Lender has exercised its right under the assignment of leases and rents executed and delivered by Landlord to Lender in connection with the Mortgage (the “Assignment of Leases”), and has revoked the license granted to Landlord to collect rentals and monies due under the Lease, and (c) the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Leases, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Lender’s Consent. None of the following shall be binding upon Lender without such action being taken with Lender’s prior consent: (a) any agreement amending, modifying or terminating the Lease (except for amendments to the Lease which are executed to memorialize rights granted in the Lease), (b) prepayment by Tenant of any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) except as expressly permitted under the Lease, Tenant’s voluntarily surrender of the Premises demised under the Lease, termination of the Lease, or shortening of the term thereof, or (d) assignment of the Lease or sublease of the premises demised under the Lease or any part thereof other than as permitted by and pursuant to the provisions of the Lease.

6. Notice to Lender and Right to Cure. Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice, or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:	Minneapolis 225 Holdings, LLC c/o Ryan Companies U.S., Inc. 225 South Sixth Street, Suite 1200 Minneapolis, MN 55402 Attention: Property Manager

With a copy to:	Minneapolis 225 Holdings, LLC c/o ASB Capital Management, LLC 7501 Wisconsin Avenue Bethesda, MD 20814 Attention: Asset Manager – 225 South Sixth

If to Tenant:	Capella Education Company 225 South Sixth Street Minneapolis, Minnesota 55402 Attention: General Counsel

If to Lender:	Wells Fargo Bank, N.A. – Commercial Mortgage Servicing Portfolio Services Group – Leases and SNDA’s 1901 Harrison Street, 5th Floor Oakland, CA 94612 Fax: 510/446-4468

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

10. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

12. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such reasonable further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

13. Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

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IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LENDER:

Bank of America, National Association, as

successor by merger to LaSalle Bank National

Association, as Trustee for Bear Stearns

Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through

Certificates, Series 2006-TOP 24

BY:    Wells Fargo Bank, National Association, as

Master Servicer under the Pooling and Servicing

Agreement dated as of October 1, 2006, among

BEAR STEARNS COMMERCIAL

MORTGAGE SECURITIES INC. as Depositor,

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Master Servicer,

CENTERLINE SERVICING INC. (f/k/a

ARCap Servicing, Inc.), as Special Servicer,

BANK OF AMERICA, NATIONAL

ASSOCIATION, as successor by merger to

LASALLE BANK, NATIONAL

ASSOCIATION, as Trustee and Custodian,

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Paying Agent, Certificate

Registrar and Authenticating Agent

By:
Name:
Title:

STATE OF CALIFORNIA                            )

                                                                         ) ss.

COUNTY OF CONTRA COSTA                 )

On             of             , 2011, before me,             , the undersigned Notary Public in and for said County and State, personally appeared             , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), as             of Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of October 1, 2006, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, CENTERLINE SERVICING INC. (f/k/a ARCap Servicing, Inc.), as Special Servicer, BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee and Custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Paying Agent, Certificate Registrar and Authenticating Agent, on behalf of Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public
Commissioned for said County and State	(Seal)

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY a Minnesota corporation

By:
Name:
Title:

STATE OF MINNESOTA                     )

                                                                 ) ss.

COUNTY OF HENNEPIN                     )

The foregoing instrument was acknowledged before me this             day of             , 2011, by             , the             of Capella Education Company, a Minnesota corporation, on behalf of said corporation.

Notary Public

Notarial Stamp or Seal

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF                                                )

                                                                   ) ss.

COUNTY OF                                            )

The foregoing instrument was acknowledged before me this             day of             , 2011, by             , the             of Minneapolis 225 Holdings, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public

Notarial Stamp or Seal

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins’ Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.